As  filed with the Securities and Exchange Commission on September 10, 2002
     Registration  No.  333-38722

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                        GREEN MOUNTAIN POWER CORPORATION
             (Exact name of registrant as specified in its charter)
            Vermont                         03-0127430
     (STATE  OF  INCORPORATION)                       (I.R.S.  EMPLOYER
     IDENTIFICATION  NO.)
                                 163 Acorn Lane
                              Colchester, VT  05446
                        Telephone number:  (802) 655-8451
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  Penny Collins
                                    Secretary
                        Green Mountain Power Corporation
                                 163 Acorn Lane
                              Colchester, VT 05446
                           Telephone:  (802) 655-8451
(Name, address, and telephone number, including area codes, of agent of service)

PARTI     PROSPECTUS                              24-c
-----     ----------                              ----
                        GREEN MOUNTAIN POWER CORPORATION
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                                   __________
                                   ----------
     The Dividend Reinvestment and Stock Purchase Plan (the Plan) of Green Mountain Power Corporation ("GMP" or the "Company") provides an economical and convenient method for the holders of shares of the Company's Common Stock, as well as employees of the Company and it subsidiaries, members of the board of directors ("Directors") of the Company, and residents of Vermont to purchase shares of the Company's Common Stock without payment of a brokerage commission or service charge. All shareholders of GMP whose certificates are registered in their names or who presently hold shares through the Plan are eligible to participate in the Plan.
                                   __________
                                   ----------
     The price paid by participants for shares of Common Stock purchased by the Administrator of the Plan directly from the Company will be 100% of the average of the closing sale prices for the Common Stock on the New York Stock Exchange, as reported by The Wall Street Journal, for the period of ten trading days during which sales occurred (not to exceed thirty trading days) prior to and ending on the day preceding the dividend payment date.

The price paid by participants for shares of Common Stock purchased by the Administrator on the open-market or privately negotiated transactions will be 100% of the weighted average price of all Common Stock acquired by the Administrator during the thirty-day period commencing on the relevant investment date.

It  is  suggested  that  this  Prospectus  be  maintained  for future reference.

NO BROKERAGE COMMISSIONS OR SERVICE CHARGES WILL BE INCURRED BY PARTICIPANTS FOR PURCHASES MADE UNDER THE PLAN.
                                   __________
                                   ----------
     On August 30, 2002, the reported closing sale price for the Common Stock on the New York Stock Exchange was $17.55 per share.
                                   __________
                                   ----------
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES PASSED UPON THE ACCURACY OR ADEQUACY
 OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                   __________
                                   ----------
               The date of this Prospectus is September 10, 2002.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS
CORRECT  AS  OF  ANY  TIME  SUBSEQUENT  TO  ITS  DATE.

                                       iii
                               TABLE OF CONTENTS

Available  Information                              1
Incorporation  of  Certain  Documents  by  Reference             .     1
THE  COMPANY                                        2
Description  of  the  Plan                              2
     Purpose     2
     Advantages                            .     2
     Administration                               3
     Participation     4
     Costs                               .     6
     Acquisition  of  Shares                        .     6
     Full  and  Partial  Investment  Options                      7
     Optional  Cash  Payments                           8
     Reports  to  Participants                       .     9
     Dividends                            10
     Withdrawal                                 10
     Sale  or  Transfer  of  Shares                           11
     Federal  Tax  Treatment                       .     12
     Other  Information                               13
Use  of  Proceeds                           14
Legal  Opinions  and  Experts                      .      14
Disclosure  of  Commission  Position  on  Indemnification  for  Securities  Act
Liabilities                              15

                              AVAILABLE INFORMATION
     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning directors and officers of the Company and their remuneration, the principal holders of securities of the Company and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission. Such reports, proxy statements and other information can be inspected and copies at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices, Suite 700, John W. McCormack Post Office and Courthouse Building, 90 Devonshire Street, Boston, Massachusetts 02109; and Room 1228, 75 Park Place, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the New York Stock Exchange. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of such Exchange, 20 Broad Street, New York, New York.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents, heretofore filed with the Commission (file No. 1-8291) pursuant to the Securities and Exchange Act of 1934, are incorporated hereby reference:

1. The Company's annual report on Form 10-K for the year ended December 31, 2001.
2. The Company's quarterly reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002.
3. The Company's current reports on Form 8-K dated August 14, 2002, July 31, 2002, July 17, 2002, June 28, 2002, May 20, 2002, March 25, 2002 and March 7,
2002.
4. The Company's definitive proxy statement filed pursuant to Section 14 of the Securities Exchange Act of 1934 in connection with the 2002 Annual Meeting of Shareholders.
5. The description of the Company's Common Stock which is contained in the Company's Form 8-A, dated December 16, 1981, as amended, filed pursuant to
Section  12(b)  of  the  Securities  Exchange  Act  of  1934  (File No. 1-8291).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Prospectus and prior to the termination of the shares covered hereby, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of any and all of the documents incorporated by reference herein, other than exhibits thereto. Any such requests may be directed to the Corporate Secretary of the Company at the principal executive office of the Company set forth under the caption "The Company" below.

                                   THE COMPANY
     The Company, a Vermont corporation, is a public utility operating company engaged in supplying electrical energy, primarily to retail customers, in the State of Vermont. Its executive offices are located at 163 Acorn Lane, Colchester, Vermont 05446 (Telephone: 802-864-5731).

                             DESCRIPTION OF THE PLAN
     The following is a question and answer statement of the Dividend Reinvestment and Stock Purchase Plan (the "Plan").

PURPOSE

1.     WHAT  IS  THE  PURPOSE  OF  THE  PLAN?
     The purpose of the Plan is to provide shareholders of record of Common Stock of GMP, employees of the Company and its subsidiaries, Directors of the Company and residents of Vermont with a convenient method of purchasing shares of Common Stock, at a price determined as described in the answer to question 2, without payment of any brokerage commission or service charge. Purchases of newly issued Common Stock provide a means of raising new capital for the Company.

ADVANTAGES

2.     WHAT  ARE  THE  ADVANTAGES  OF  THE  PLAN?
A. A shareholder of record of common stock of GMP, an employee of the Company or its subsidiaries, a Director of the Company or a Vermont resident may join the Plan by completing the appropriate authorization form and making an initial investment. Once this action is completed, each is treated on the same basis as participants. All current participants of the Plan need to take no action to continue in the Plan.

B. Participants in the Plan may: (a) have cash dividends on all of their shares of Common Stock automatically reinvested and have the option of investing additional amounts by making cash payments; or (b) continue to receive cash dividends on all of the shares registered in their names and invest by making optional payments of not less than $50 per payment, not to exceed $40,000 per year; or (c) have cash dividends on less than all of their shares automatically reinvested and continue to receive cash dividends on their remaining shares and have the option of investing additional amounts by making cash payments of not less than $50 per payment, not to exceed $40,000 per year.

C. No commission or service charge is paid by participants in connection with purchases under the Plan. A participant who elects to invest only optional cash payments will continue to receive the cash dividends paid on shares registered in his name, but the dividends on shares purchased for him and credited to his account under the Plan will be reinvested in additional shares of Common Stock. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to participants' accounts. Dividends with respect to such fractions, as well as full shares, will be reinvested in additional shares and such shares credited to participants' accounts. Regular statements of account will provide participants with a record of each transaction.

ADMINISTRATION

3.     WHO  ADMINISTERS  THE  PLAN  FOR  PARTICIPANTS?
     Mellon Bank, N.A. acts as Administrator for the participating shareholder under an arrangement which may be terminated by the Company or the Administrator at any time. Certain administrative functions will be performed by Mellon Investor Services, a registered transfer agent and affiliate of Mellon Bank, N.A. The Administrator keeps a continuing record of participants' accounts, sends quarterly statements of account to participants and performs other duties relating to the Plan. Common Stock purchased under the Plan will be registered in the name of the Administrator (or its nominee), as agent for participants in the Plan. Should Mellon Bank, N.A. cease to act as Administrator under the Plan, another Administrator would be designated by the Company. All correspondence in regard to the Plan should be sent to the Administrator through its affiliate as follows: Mellon Investor Services, P.O. Box 3315, South Hackensack, New Jersey 07606.

PARTICIPATION

4.     WHO  IS  ELIGIBLE  TO  PARTICIPATE?
     All shareholders of record of Common Stock of GMP, employees of the Company or its subsidiaries, Directors of the Company, and residents of Vermont are eligible to participate in the Plan. In order to be eligible to participate in the Plan, beneficial owners of Common Stock of the Company whose shares are registered in names other than their own must become shareholders of record by having their shares transferred into their names.

5. HOW DOES AN ELIGIBLE SHAREHOLDER, EMPLOYEE, DIRECTOR OR VERMONT RESIDENT PARTICIPATE?
     A shareholder of record may participate in the Plan by checking the box of his or her choice on the Authorization Card and signing it and returning it to the Administrator. An employee of the Company or its subsidiaries, Directors of the Company or Vermont residents may become a participant by checking the appropriate box on the Authorization Card, sign the card, attach a check of $50 or more for the initial investment, and return to the Administrator. A postage-paid envelope is provided for this purpose. An Authorization Card is enclosed with this Prospectus and additional forms may be obtained at any time by written request to the Company or Green Mountain Power Corporation, c/o Mellon Investor Services, P.O. Box 3315, South Hackensack, New Jersey 07606.

6.     WHEN  MAY  A  SHAREHOLDER  JOIN  THE  PLAN?
     A shareholder of record may join the Plan at any time. If the Authorization Card is received by the Administrator on or before the fifteenth day of the month in which a dividend is paid, the dividend and any optional cash payment received at least five days before the dividend payment date will be invested in additional shares of Common Stock for the shareholder. If the Authorization Card is received by the Administrator after the fifteenth day of the month in which a dividend is paid, the shareholder's purchases will not start until payment of the next following dividend. Optional cash payments will be invested at the end of the month of receipt.
For example, if the Company declares a cash dividend on its Common Stock payable on March 31, the Authorization Card must be received by the Administrator on or before March 15, in order for the dividend paid on March 31 to be reinvested. If the Authorization Card is received on or after March 16, the dividend paid on March 31 will be sent to the shareholder as usual and such shareholder's participation in the Plan will commence on the date the next cash dividend on Common Stock is paid. Dividend payment dates normally are on or about the last business day of March, June, September and December.
For a shareholder electing to participate in the Plan by making optional cash payments only, if the Authorization Card and initial cash payment or subsequent cash payments are received at least five days prior to the investment date, generally the last business day of each month, participation in the Plan will commence on such date and shares will be purchased for the participant's account.
If the Authorization Card or optional cash investments are received after this date they will be retained by the Administrator in a non-interest bearing account and applied to the following month's transactions.

7. WHEN MAY AN EMPLOYEE OF THE COMPANY OR ITS SUBSIDIARIES, A DIRECTOR OF THE COMPANY OR VERMONT RESIDENT JOIN THE PLAN?
     Each of the above may join the Plan at any time by completing the Authorization Card and making an initial investment of not less than $50 nor more than the annual maximum of $40,000.

8.     HOW  MAY  PARTICIPANTS  CHANGE  THEIR  INVESTMENT  OPTION?
     A participant may change his or her investment option at any time by signing a new Authorization Card and returning it to the Administrator. A change in investment option will be effective on and after a particular dividend payment date if the Authorization Card is received by the Administrator by the fifteenth day of the month in which the dividend is paid. If the Authorization Card is received by the Administrator after the fifteenth day of the month in which a dividend is paid, the change will not be effective until the next dividend is paid.
After a participant has selected the option of reinvesting dividends on less than all of their shares of Common Stock, such participant may change the number of shares on which dividends are being reinvested by notifying the Administrator in writing. A change in the number of shares on which dividends are being reinvested will be effective on and after a particular dividend payment date if the notification is received by the Administrator by the fifteenth day of the month in which the dividend is paid. If the notification is received by the Administrator after such time, the change will not be effective until the next dividend is paid.
Participants reinvesting dividends on less than all of their shares who wish to effect a change to reinvest dividends either on all of their shares or on none of their shares must sign a new Authorization Card and forward it to the Administrator so that it is received by the fifteenth day of the month in which a dividend is paid in order for the change to be effective on and after the dividend payment date.

9.     DOES  THE  COMPANY  OFFER  SAFEKEEPING  OF  CERTIFICATE  SHARES?
     To provide protection against loss, theft or destruction, participants can deposit their certificate shares with the Administrator for safekeeping. Certificates should be sent with a written request, by registered mail, return receipt requested and should be properly insured. Your certificates should not be endorsed. The Administrator will hold your shares until the participant requests the issuance of a certificate or the participant requests to sell the shares through the Plan. Participants should be advised that once certificates are deposited in the Plan for safekeeping, all dividends paid on those shares will be automatically reinvested.

COSTS

10. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?
     No. Participants will incur no brokerage commissions or service charges for purchases made under the Plan. All costs of administration of the Plan will be paid by the Company. However, if a participant directs the Administrator to sell his Plan shares in the event he withdraws from the Plan, he will pay a brokerage commission and any transfer tax. (See question 20.)

ACQUISITION  OF  SHARES

11. HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS? The number of shares which will be purchased for a participant's account depends on the amount of the dividend, the amount of optional cash payments, or both, and the price of the shares of Common Stock. Accordingly, a participant cannot purchase a previously specified number of shares. Each account will be credited on each investment date with that number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the purchase price per share.

12.     WHAT  WILL  BE  THE  PRICE OF SHARES OF COMMON STOCK PURCHASED UNDER THE
PLAN?
     The price paid by participants for shares of the Company's Common Stock that the Administrator purchases directly from the Company will be 100% of the average of the closing sale prices for the Common Stock on the New York Stock Exchange (as reported by The Wall Street Journal) for the period of ten trading days during which sales occurred (not to exceed thirty trading days) prior to and ending on the day preceding the dividend payment date.
The price paid by participants for shares of Common Stock purchased by the Administrator on the open-market or privately negotiated transactions will be 100% of the weighted average price of all Common Stock acquired by the Administrator during the thirty-day period commencing on the relevant investment date.

13. WILL CERTIFICATES BE ISSUED TO PARTICIPANTS FOR SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?
     Certificates for whole shares of Common Stock purchased under the Plan will not be issued to participants but will be registered in the name of the Administrator (or its nominee) as agent for the participant. However, at any time upon written request of a participant to the Administrator, certificates for any number of whole shares of Common Stock credited to his account under the Plan will be issued. Any remaining whole shares of Common Stock for which certificates are not requested and any fraction of a share of Common Stock will continue to be credited to the participant's account under the Plan. (See question 20 for discussion on fractions.)

FULL  AND  PARTIAL  REINVESTMENT  OPTIONS

14.     HOW  DO  THE  FULL  AND  PARTIAL  REINVESTMENT  OPTIONS  WORK?
     A shareholder who elects the full reinvestment option authorizes the Administrator to reinvest the cash dividends paid on all of the shares of Common Stock registered in his name.
Under the partial reinvestment option, the shareholder authorizes the Administrator to reinvest the cash dividends paid on a specified number of shares (less than all) registered in his name. A shareholder who elects this option must specify in the appropriate box on the Authorization Card the number of shares in respect of which the cash dividends are to be reinvested. Under both the full and partial reinvestment options, the Administrator will automatically reinvest the dividends on all shares accumulated in a participant's account under the Plan through the reinvestment of dividends or the investment of optional cash payments. Both options permit the shareholder to invest in additional shares any optional cash payments made by him.

OPTIONAL  CASH  PAYMENTS

15.     HOW  DOES  THE  OPTIONAL  CASH  PAYMENT  WORK?
     If a participant has checked the "optional cash payments only" box on the Authorization Card, a participant will continue to receive cash dividends on Common Stock registered in his name, but dividends on all shares credited to his account under the Plan will be reinvested in additional shares of GMP Common Stock.
Any number of optional cash payments (of not less than $50) may be made in each month but the aggregate of such payments per participant may not be more than $40,000 per year. The same amount of money need not be invested each month, and there is no obligation to make an optional cash payment in any month. If a participant sends cash payments which aggregate less than $50 or exceeds
$40,000, they will be returned by the Administrator to the participant. A participant may make an optional cash payment when enrolling by enclosing a check payable to the Administrator with the Authorization Card. Thereafter, optional cash payments should be accompanied by cash payment forms which are attached to the participant's statement of account and which also may be requested from the Administrator.
     Optional cash payments received at least five days preceding an investment date, generally the last business day of the month, will be invested as of such date. Payments received after the five days preceding an investment date will be invested on the investment date of the following month.
     SINCE NO INTEREST WILL BE PAID BY THE COMPANY OR THE ADMINISTRATOR ON OPTIONAL CASH PAYMENTS, IT IS SUGGESTED THAT ANY OPTIONAL CASH PAYMENTS BE SENT SO AS TO REACH THE ADMINISTRATOR BETWEEN FIFTEEN AND FIVE DAYS BEFORE AN INVESTMENT DATE.
16. HOW WILL DIVIDENDS PAID ON SHARES PURCHASED THROUGH OPTIONAL CASH PAYMENTS BE HANDLED?
     If a participant has selected optional cash payments only, cash dividends will continue to be paid as declared on all shares of the Company's Common Stock registered in his name, but dividends on all shares purchased with optional cash payments and credited to his account will be reinvested in additional shares. Cash dividends will be paid to him only with respect to those whole shares for which certificates have been issued at the participant's request. Any whole and fractional shares remaining in the account after issuance of certificates for those whole shares requested by the participant will continue to be credited to his account, and dividends paid with respect thereto will be reinvested in additional shares, until participation in the Plan is terminated.
No dividends will be paid on shares purchased with optional cash payments invested on a dividend payment date. This is so because the investment will be made after the record date for dividend payments.

REPORTS  TO  PARTICIPANTS

17.     WHAT  KIND  OF  REPORTS  WILL  BE  SENT  TO  PARTICIPANTS  IN  THE PLAN?
     Each participant in the Plan will receive a quarterly statement shortly after the dividend payment date. The statement reflecting distributions in the fourth quarter of each year will be furnished on or before January 31 of the following year, and will show the number of shares distributed to the participant during the preceding year, the date of each such distribution, and the fair market value of the shares on each distribution date. These statements are a participant's continuing record of the cost of purchases and should be retained for income tax purposes.
In the event that a participant makes monthly cash investments, a statement will be sent shortly after the investment date.
In addition, each participant will receive copies of the same communication sent to all other holders of shares of Common Stock, including GMP's periodic reports to shareholders, the Annual Report, the Notice of Annual Meeting and Proxy Statement and IRS information for reporting dividends paid.

DIVIDENDS

18. WHAT WILL HAPPEN TO THE DIVIDENDS ON THE SHARES HELD IN PARTICIPANTS' ACCOUNTS UNDER THE PLAN?
     Participants will be credited with dividends on the shares held in their accounts under the Plan. On the dividend payment date, the Administrator will credit the dividends attributable to those outstanding full and fractional shares held for the participant's account under the Plan as of the dividend record date and will reinvest such dividends in additional shares of Common Stock. Accordingly, participants in the dividend reinvestment portion of the Plan will not receive dividend checks, unless they have elected to reinvest dividends on only a portion of the shares registered in their name. In the latter case, they will receive checks for dividends payable on the shares of Common Stock on which they have not elected to reinvest dividends. Shareholders whose participation is limited to optional cash payments will receive dividend checks on those shares registered in their name, but dividends on all shares credited to their account under the Plan will be reinvested in additional shares of Common Stock.

WITHDRAWAL

19.     WHEN  MAY  A  PARTICIPANT  WITHDRAW  FROM  THE  PLAN?
     A participant may withdraw from the Plan at any time. If the request to withdraw is received by the Administrator before the dividend payment date, the amount of the dividend and any optional cash payment which would otherwise have been invested on such payment date or investment date will be paid to the withdrawing participant. If the request to withdraw is received by the Administrator on or after the dividend payment date, the dividend paid on such dividend payment date and any optional cash payments received prior to such payment date or investment date will be invested for the participant's account. Any optional cash payments received on or after such dividend payment date or investment date will be returned to the withdrawing participant.
Once a participant has withdrawn from the Plan, all subsequent dividends will be paid to the shareholder in cash unless he elects to re-enroll in the Plan, which may be done at any time.
Payment will be made approximately 2 to 3 weeks following receipt of the participant's request to withdraw from the Plan.

20.     HOW  DOES  A  PARTICIPANT  WITHDRAW  FROM  THE  PLAN?
     In order to withdraw from the Plan, a participant must write, giving the account number, to Administrator Mellon Investor Services, P.O. Box 3315, South Hackensack, New Jersey 07606, notifying them that he wishes to withdraw from the Plan. When a participant withdraws from the Plan or upon termination of the Plan by the Company, certificates for whole shares credited to his account under the Plan will be issued and a cash payment will be made for any fraction of a share based on the closing sale price for the Common Stock of the Company on the New York Stock Exchange (as reported in The Wall Street Journal) on the next business day following the day the withdrawal request is received by the Administrator or the Plan is terminated. In the request for withdrawal from the Plan, a participant may direct the Administrator to sell all shares of Common Stock credited to his account under the Plan. The Administrator will make such a sale on the New York Stock Exchange on any of the ten trading days after receipt of the request. The participant will receive the proceeds of the sale less any related brokerage commission and any transfer tax.
The Company reserves the right to liquidate annually any Plan accounts with less than a whole share and without certificate shares. The fractional share will be sold and participants will receive a check for the proceeds.

SALE  OR  TRANSFER  OF  SHARES

21. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS SHARES REGISTERED IN HIS NAME?
     If a participant disposes of all shares registered in his name, the Administrator will continue to reinvest all dividends on the shares credited to the participant's account under the Plan unless the participant notifies the Administrator in writing that he wishes to withdraw from the Plan. Optional cash payments may continue to be made by such participants as long as there are shares credited to the account.
If a participant who is reinvesting dividends on less than all of the shares of Common Stock registered in such participant's name disposes a portion of the shares, the Administrator will reinvest dividends on the same number of shares as it did before the participant's disposition of shares. However, if the number of shares remaining registered in the participant's name is less than the number of shares on which the Administrator is authorized to reinvest the dividends, the Administrator will reinvest dividends on all of the participant's remaining shares. For example, if a participant authorizes the Administrator to reinvest dividends on 50 of the 100 shares of Common Stock registered in that participant's name, and the participant then disposed of 25 shares, the Administrator would continue to reinvest dividends on 50 of the remaining 75 shares; or if the participant disposed of 75 of such 100 shares, the Administrator would continue to reinvest dividends on all of the remaining 25 shares.

FEDERAL  TAX  TREATMENT

22.     WHAT  ARE  THE  FEDERAL  INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE
PLAN?
     In general, participants in the Plan have the same federal income tax obligations with respect to their dividends as do shareholders who are not Plan participants. This means that dividends reinvested under the Plan are taxable as having been received even though the participants did not actually receive them in cash but, instead, used them to purchase additional share under the Plan.
     The Internal Revenue Service ruled with respect to a plan similar to the Company's Plan that the full fair market value of shares purchased with reinvested cash dividends is taxable as dividend income to the participants. This means that in addition to the reinvested dividends being taxable, the amount of any discount from the fair market value of the shares is also taxable as dividend income.
The tax basis of newly issued shares acquired through reinvested cash dividends and cash investments is equal to the fair market value of the Common Stock on the investment date. The fair market value for these shares is the closing price of Common Stock on the investment date.
The tax basis of shares acquired in the open market is equal to the purchase price per share. The purchase price is determined by calculating the weighted average price at which the Administrator acquires the shares.
The holding period for the shares acquired under the Plan commences the day after the investment date.
For further information as to the tax consequences of participation in the Plan, participants should consult with their own tax advisor.
Participants who fail to furnish a valid taxpayer identification number may be subject to additional withholdings.

23. WHAT PROVISION IS MADE FOR FOREIGN SHAREHOLDERS WHOSE DIVIDENDS ARE SUBJECT TO INCOME TAX WITHHOLDING?
     In the case of participating foreign holders of Common Stock whose dividends are subject to United State income tax withholding, the Administrator will apply an amount equal to the dividends to be reinvested, less the amount of tax required to be withheld, to the purchase of shares of Common Stock. Quarterly statements will be mailed confirming purchases made for such foreign participants.
Optional cash payments received from foreign shareholders must be in United States dollars and will be invested in the same manner as payments from other participants.

OTHER  INFORMATION

24.     WHAT  IS  THE  RESPONSIBILITY  OF  THE  COMPANY  UNDER  THE  PLAN?
     The Company will not be liable for any act done in good faith or for any omission to act in good faith, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death. The participant should recognize that the Company cannot assure him of a profit or protect him against a loss on the share purchased by him under the Plan.

25. WHAT IS THE RESPONSIBILITY OF THE ADMINISTRATOR UNDER THE PLAN? The Administrator will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

26.     MAY  THE  PLAN  BE  CHANGED  OR  DISCONTINUED?
     The Company reserves the right to suspend, modify or terminate the Plan at any time. Notice of any such suspension, modification or termination will be sent to all participants.

27.     WHAT  HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND OR DECLARES A STOCK
SPLIT?
     Any stock dividend or shares resulting from stock splits with respect to shares, both full and fractional, credited to participants' accounts will be added to their accounts.

28. HOW WILL A PARTICIPANT'S SHARES BE VOTED AT MEETINGS OF SHAREHOLDERS? Whole and fractional shares credited to the account of a participant under the Plan will be added to the shares registered in his name, and the proxy on the combined total will be furnished to the participant.
To the extent permitted by then applicable law, if no instructions are received on a proxy card returned, properly signed, with respect to any item thereon, all of a participant's whole and fractional shares will be voted in accordance with the recommendations of GMP's management. If the proxy card is not returned or if it is returned unsigned, none of the participant's shares will be voted unless the participant votes in person.

                                 USE OF PROCEEDS
     The net proceeds from the sale from time to time of the Common Stock offered hereby will be used for general corporate purposes, including financing of the Company's construction program as then in effect.

                           LEGAL OPINIONS AND EXPERTS
     The legality of the shares of Common Stock offered hereby is being passed upon for the Company by Hunton & Williams, 200 Park Avenue, 43rd Floor, New York, New York 10166, special counsel for the Company, and by Donald J. Rendall, Jr., Esq., Vice President and General Counsel of the Company. Hunton & Williams will rely on the opinion of Donald J. Rendall, Jr., Esq., as to matters of Vermont law.
The audited consolidated financial statements of the Company for the period ended December 31, 2001, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, which are incorporated in this Prospectus by reference, have been examined by Arthur Andersen LLP, independent certified public accountants, as set forth in their report with respect thereto, and are included in this Prospectus, through incorporation by reference, in reliance upon the report of such firm and their authority as experts in accounting and auditing.

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES
     The Vermont Business Corporation Act (11.A V.S.A. 8.51, 8.52 and 8.56) permits the indemnification under certain circumstance of directors of a Vermont corporation and its subsidiaries for expenses incurred in connection with the defense of actions, suits or proceedings against them as such directors.
Section 9 of Article IV of the Company's By-Laws generally provides for the indemnification of directors and officers in certain cases against judgments, fines or penalties, including reasonable costs such as attorney's fees, incurred by them in connection with the defense or disposition of any action, suit or other proceedings in which they may be involved or with which they may be threatened by virtue of their being directors or officer except where such director or officer is liable for gross negligence or misconduct in the performance of duty.
Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS
Item  16.  Exhibits
                                  EXHIBIT INDEX
     Certain of the following exhibits are filed herewith. Certain other of the following exhibits have heretofore been filed with the Securities and Exchange Commission and are incorporated herein by reference.
EXHIBIT
NUMBER
------
*5-a-1  --  Opinion  of  Hunton  &  Williams.
*5-a-2  --  Opinion  of  Donald  J.  Rendall,  Jr.,  Esq.
*23-a  --  Consent  of  Hunton  &  Williams  (included in their opinion filed as
Exhibit  5-a-1).
*23-b -- Consent of Donald J. Rendall, Jr., Esq. (included in his opinion filed as Exhibit 5-a-2).
*23-c  --  Consent  of  Arthur  Andersen  LLP,  Independent  Public Accountants.
*24-a -- Power of Attorney (Contained in this Post-Effective Amendment No. 1 to the Registration Statement).
*24-c -- Green Mountain Power Corporation Dividend Reinvestment and Stock Purchase Plan, as amended (included in this filing as Part I).


*Filed  herewith.
ITEM  17.  UNDERTAKINGS
A. The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i) and (1)(ii) do not apply if
            --------   -------
the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose individual signature appears below hereby authorizes Donald J. Rendall, Jr. and Robert J. Griffin, or either of them, to execute in the name of each such person and to file any additional amendments to the Registration Statement and appoints Donald J. Rendall Jr. and Robert J. Griffin, or either of them, as attorneys-in-fact to sign on his or her behalf individually and in each capacity stated below and to file any additional amendments to the Registration Statement.

                     SIGNATURE          TITLE          DATE
                     ---------          -----          ----

/s/Elizabeth  A.  Bankowski
---------------------------
     (Elizabeth A. Bankowski)          Director          September 10, 2002

/s/Christopher  L.  Dutton
--------------------------
 (Christopher L. Dutton)          President and CEO          September 10, 2002

/s/Nordahl  L.  Brue
--------------------
(Nordahl L. Brue)          Chairman of the Board and Director          September
                                    10, 2002

/s/William  H.  Bruett
----------------------
        (William H. Bruett)          Director          September 10, 2002

/s/Merrill  O.  Burns
---------------------
        (Merrill O. Burns)          Director          September 10, 2002

/s/Lorraine  E.  Chickering
---------------------------
     (Lorraine E. Chickering)          Director          September 10, 2002

/s/John  V.  Cleary,  Jr.
-------------------------
       (John V. Cleary, Jr.)          Director          September 10, 2002

/s/David  R.  Coates
--------------------
         (David R. Coates)          Director          September 10, 2002

/s/Euclid  A.  Irving
---------------------
        (Euclid A. Irving)          Director          September 10, 2002